UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest reported event): September 29, 2007

Commission File No. 001-33399

COMVERGE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	22-3543611
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Eagle Rock Avenue, Suite 190

East Hanover, New Jersey 07936

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (973) 884-5970

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

BACKGROUND AND SUMMARY OF THE TRANSACTION

On September 29, 2007, Comverge, Inc. entered into an Equity Purchase Agreement (the “Purchase Agreement”), pursuant to which our wholly owned subsidiary, Comverge Giants, Inc., acquired all of the issued and outstanding equity interests in each of Public Energy Solutions, LLC, Public Electric, Inc. and PES NY, LLC (collectively, “PES”). PES provides base load capacity through the implementation of energy efficiency solutions at commercial and industrial locations.

Pursuant to the terms of the Purchase Agreement, we have agreed to pay to the holders of the outstanding PES equity interests $13.4 million, consisting of $9.3 million in cash subject to adjustment for working capital balances as of September 29, 2007, $3.0 million in subordinated convertible notes due in March 2009, and the issuance of 34,129 shares of Comverge common stock which had a market value of $1.1 million as of September 29, 2007.

The notes will bear interest at a rate of 5.5% per annum and will mature on March 29, 2009. Interest payments on the notes will be made by us quarterly. The notes will be convertible into shares of our common stock at the option of the holders thereof beginning on the date of issuance at a price per share that is equal to 125% of the average closing price of our Common Stock for the trading days commencing September 18, 2007, and ending October 12, 2007.

In addition, $850,000 in cash and 11,945 shares of Comverge common stock is contingently issuable if PES exceeds 2007 operating performance of $9.1 million in revenue and earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $2.0 million. If 2008 operating performance exceeds $13.2 million in revenue and $3.5 million of EBITDA, then $150,000 in cash and 124,573 shares of Comverge common stock is contingently issuable. If 2008 operating performance exceeds $15.0 million in revenue and $4.5 million of EBITDA, then an additional $2.0 million in cash and 68,259 shares of Comverge common stock is contingently issuable. Pursuant to the terms of the Purchase Agreement, the 204,777 contingently issuable shares of our common stock have been issued into escrow and will only be earned by the PES equity holders upon the achievement of the above described business goals. The shares in escrow are also available to Comverge to reimburse us for indemnifiable damages we incur in excess of $100,000 in the aggregate. Although we do not currently anticipate paying any dividends on our common stock, any dividends that are paid on the shares in escrow will be placed in escrow and will also be available to us for indemnification purposes. If the shares in escrow are earned pursuant to the business goals, any dividends earned during the escrow period and not used to satisfy indemnification obligations will be released to the PES equity holders.

The foregoing description of the Purchase Agreement is not purported to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01. Additionally, the foregoing description is not purported to be complete with respect to the other agreements ancillary to the Purchase Agreement, including the subordinated convertible promissory notes and the escrow agreement, and such description is qualified in its entirety by reference to the definitive agreements, if any, which will be filed as future exhibits with the SEC.

The Purchase Agreement provided as an exhibit to this Current Report on Form 8-K has been included to provide you with information regarding its terms. The agreement contains representations, warranties and covenants that the parties made to each other, each as of specified dates. These representations, warranties and covenants may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the agreement. Moreover, certain of these representations, warranties and covenants may not be accurate or complete as of a specific date because they are subject to a contractual standard of materiality that may be different from the standard generally applied under the Federal securities laws and/or were used for the purpose of allocating risk between the parties rather than establishing matters of fact. In addition, information concerning the subject matter of these representations, warranties or covenants may have changed since the date of the agreements. Accordingly, you should not rely on these representations, warranties or covenants as statements of fact, and we do not intend for their text to be a source of factual or business or operational information about PES or Comverge. Such information with respect to Comverge can be found elsewhere in the other public filings Comverge makes with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

Item 2.01	Completion of Acquisition or Disposition of Assets

As described above in Item 1.01 above, on September 29, 2007, our wholly owned subsidiary, Comverge Giants, Inc., acquired all of the issued and outstanding equity interests in each of Public Energy Solutions, LLC, Public Electric, Inc. and PES NY, LLC pursuant to the Purchase Agreement. The information provided under Item 1.01 is incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As described in Item 1.01 above, we have issued certain subordinated convertible promissory notes. The information provided under Item 1.01 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

As described in Item 1.01 above, we have issued certain shares of our common stock and subordinated convertible promissory notes that are convertible into shares of our common stock in a private placement pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended afforded by Section 4(2) of the Act.

The shares of common stock and the subordinated convertible promissory notes (and the underlying common stock issuable upon conversion of such notes) have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The information provided under Item 1.01 is incorporated herein by reference.

Item 8.01.	Other Events.

On October 1, 2007, we issued a press release concerning the Purchase Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The provision of information pursuant to this Current Report on Form 8-K shall not be deemed an admission as to the materiality of such information.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

The information in this Current Report on Form 8-K contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and reflects our judgment and understanding of the involved risks and uncertainties as of the date hereof. The forward-looking statements in this Current Report on Form 8-K do not constitute guarantees of future performance. Those statements involve a number of factors that could cause actual results to differ materially, including risks associated with the company’s business involving the company’s products, their development and distribution, economic and competitive factors, the company’s key strategic relationships, the ability of PES to achieve revenue and gross profit targets and the ability to integrate PES into Comverge’s business, and other risks more fully described in our most recently filed Quarterly Report on Form 10-Q and other of the company’s filings with the Securities and Exchange Commission. Comverge assumes no obligation to update any forward-looking information contained in this Current Report on Form 8-K or with respect to the announcements described herein.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description
2.2	Equity Purchase Agreement, dated September 27, 2007, by and among Comverge, Inc, Comverge Giants, Inc. Keith Hartman. and Lori Hartman*

99.1	Press Release of Comverge, Inc., dated October 1, 2007

*	Schedules and exhibits to this agreement are not material and have been omitted in reliance on Item 601(b)(2) of Regulation S-K. Comverge agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMVERGE, INC.

By:	/s/ Michael Picchi
Name:	Michael Picchi
Title:	Chief Financial Officer

Dated: October 4, 2007